SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earlier event reported): May 5, 1999
                                                        -----------------
                           NATURAL HEALTH TRENDS CORP.
                 -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Florida                    0-25238                 59-2705336
         ------------                ----------              --------------
    (State of Incorporation   (Commission Flle No.)  (IRS Identification Number)
    or other Jurisdiction)

                                 250 Park Avenue
                            New York, New York 10117
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (212) 490-6609
                  ---------------------------------------------
               (Registrant's Telephone Number Including Area Code)

ITEM 7. Financial Statements and Pro Forma Financial Information.

       (a) Financial Statements

           The required Financial Statements of Kaire will be filed pursuant to an amendment to this Current Report on Form 8-K no later than sixty
           (60) days from the date of this Current Report on Form 8-K.


       (b) Pro Forma Financial Information

           See attached

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized,

                                        NATURAL HEALTH TRENDS CORP. (Registrant)


                                        By: /s/ Joseph P. Grace
                                           ---------------------------------
                                           Joseph P. Grace, Acting President

Dated: February 19, 1999

                            KAIRE INTERNATIONAL, INC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                    Page Number

Report of Independent Certified Public Accountants                    F-2

Consolidated Balance Sheets                                           F-3-4

Consolidated Statements of Operations and Comprehensive Loss          F-5

Consolidated Statements of Stockholders' Deficit                      F-6

Consolidated Statements of Cash Flows                                 F-7-8

Summary of Accounting Policies                                        F-9-13

Notes to Consolidated Financial Statements                            F-14-24

Natural Health Trends Corp. / Kaire International, Inc.
     Unaudited Pro Forma Condensed
     Consolidated Financial Statements                                F-25-28

Report of Independent Certified Public Accountants


Board of Directors and Stockholders
Kaire International, Inc.
Longmont, Colorado

We have audited the accompanying consolidated balance sheets of Kaire International, Inc. and subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kaire International, Inc. and subsidiaries at December 31, 1998 and 1997 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit of $9,862,931 and a capital deficit of $9,322,895 at December 31, 1998. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /S/ BDO Seidman, LLP
                                             --------------------
                                             BDO Seidman, LLP

March 8, 1999
Denver, Colorado

                            Kaire International, Inc.

                           Consolidated Balance Sheets

December 31,                                                                             1998                1997
-------------------------------------------------------------------------------------------------------------------
Assets (Notes 1, 4 and 5)

Current:
  Cash and cash equivalents                                                  $        372,633     $       460,663
  Restricted cash                                                                     125,000                   -
  Accounts receivable, less allowance of $0 and
    $168,805 for possible losses (Notes 4 and 5)                                      262,944             301,135
  Inventories (Note 4)                                                              1,061,144           1,612,960
  Prepaid expenses and other                                                           61,281             267,123
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                                1,883,002           2,641,881
-------------------------------------------------------------------------------------------------------------------

Property and equipment (Note 3):
  Computer equipment                                                                  901,491             914,451
  Computer software                                                                   579,955             579,955
  Office equipment                                                                    424,310             424,714
  Furniture and fixtures                                                              152,544             322,171
  Leasehold improvements and other                                                    135,029             174,985
-------------------------------------------------------------------------------------------------------------------

                                                                                    2,193,329           2,416,276
  Accumulated depreciation and amortization                                        (1,655,178)         (1,344,463)
-------------------------------------------------------------------------------------------------------------------

Net property and equipment                                                            538,151           1,071,813
-------------------------------------------------------------------------------------------------------------------

Other assets:
  Deposits and other                                                                  139,397             405,638
  Debt issuance costs, net of accumulated
    amortization of $347,230 and $143,886 (Note 5)                                          -             204,344
-------------------------------------------------------------------------------------------------------------------

Total other assets                                                                    139,397             609,982
-------------------------------------------------------------------------------------------------------------------

                                                                             $      2,560,550     $     4,323,676
-------------------------------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountants, summary of
accounting  policies and notes  to  consolidated   financial statements.

                            Kaire International, Inc.

                     Consolidated Balance Sheets (Continued)

December 31,                                                                             1998                1997
-------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Deficit

Current liabilities:
  Notes payable (Note 5)                                                     $      2,075,000     $     1,787,166
  Note payable to bank (Note 4)                                                       180,000             240,000
  Notes payable - related parties (Note 2)                                          2,362,247             984,667
  Current portion of capital lease
   obligations (Note 3)                                                                19,606             116,079
  Checks written in excess of deposits                                              1,035,195           1,322,910
  Accounts payable                                                                  3,500,778           2,495,829
  Accounts payable, related party (Note 2)                                                  -              26,255
  Accrued commissions payable                                                         815,513           1,369,305
  Accrued payroll taxes payable and other (Note 6)                                    411,075             281,841
  Sales taxes payable (Note 6)                                                        603,995             268,299
  Other accrued liabilities                                                           742,524             241,818
-------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                          11,745,933           9,134,169

Capital lease obligation, less current maturities (Note 3)                              8,146              14,713
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                  11,754,079           9,148,882
-------------------------------------------------------------------------------------------------------------------

Minority interest in consolidated subsidiaries                                        129,366             199,636

Commitments and contingencies
  (Notes 3, 5 and 9)                                                                        -                   -

Stockholders' deficit (Note 7):
  Preferred stock: $.01 par value; 5,000,000
   shares authorized; -0- shares issued and
   outstanding                                                                              -                   -
  Common stock: $.01 par value; 25,000,000 shares
    authorized; 2,296,226 and 2,209,176 shares
    issued and outstanding                                                             22,962              22,092
  Additional paid-in capital                                                        1,366,188           1,365,317
  Other accumulated comprehensive loss                                                (11,153)           (418,980)
  Retained deficit                                                                (10,700,892)         (5,993,271)
-------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                        (9,322,895)         (5,024,842)
-------------------------------------------------------------------------------------------------------------------

                                                                             $      2,560,550     $     4,323,676
-------------------------------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.
                                       F-4

                            Kaire International, Inc.

                      Consolidated Statements of Operations
                             and Comprehensive Loss


Years Ended December 31,                                                                 1998                 1997
-------------------------------------------------------------------------------------------------------------------
Net sales (Note 11)                                                         $      26,175,710     $     35,681,512

Cost of sales (Notes 2 and 10)                                                      6,250,433            8,387,963
-------------------------------------------------------------------------------------------------------------------

Gross profit                                                                       19,925,277           27,293,549
-------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Distributor commissions                                                          13,537,777           19,968,230
  Selling general and
    administrative expenses                                                         9,291,933           13,008,859
-------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                           22,829,710           32,977,089
-------------------------------------------------------------------------------------------------------------------

Loss from operations                                                               (2,904,433)          (5,683,540)
-------------------------------------------------------------------------------------------------------------------

Other income (expenses):
  Other income                                                                         56,216              195,899
  Interest income                                                                      31,446               54,573
  Interest expense                                                                   (971,376)            (726,392)
  Abandoned offering costs                                                           (357,770)                   -
  Loss on foreign exchange                                                           (568,424)             (29,202)
  Other expense                                                                       (57,253)             (56,430)
-------------------------------------------------------------------------------------------------------------------

Total other income (expenses)                                                      (1,867,161)            (561,552)
-------------------------------------------------------------------------------------------------------------------

Loss before income taxes and
  minority interest                                                                (4,771,594)          (6,245,092)

Benefit from income taxes (Note 8)                                                          -               12,973

Minority interest in loss of subsidiaries                                              63,973              133,590
-------------------------------------------------------------------------------------------------------------------

Net loss                                                                           (4,707,621)          (6,098,529)
  Other comprehensive income (loss):
    Foreign currency translation adjustment                                           407,827             (430,117)
-------------------------------------------------------------------------------------------------------------------

Comprehensive income (loss)                                                 $      (4,299,794)    $     (6,528,646)
-------------------------------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                            Kaire International, Inc.

                Consolidated Statements of Stockholders' Deficit


Years Ended December 31, 1997 and 1998
                                                                           Additional      Accumulated    Retained        Total
                                            Common Stock             Paid-in Comprehensive   Earnings    Comprehensive Stockholders'
                                     ------------------------
                                      Shares (Note 7)  Amount        Capital  Income/(Loss)  (Deficit)   Income/(Loss)    Deficit
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1997                   1,470,000  $ 14,700    $     (6,604) $  11,137  $    105,258  $  (1,791,649)   $ 124,491
                                                                                                         ===============
Issuance of common stock for services        316,676     3,167          61,769          -             -              -       64,936
Issuance of common stock for cash net
  of offering costs of $78,543 (Note 7)      250,000     2,500         168,957          -             -              -      171,457
Issuance of common stock in
  connection with debt net of offering
  costs of $29,580 (Note 5)                  172,500     1,725         141,195          -             -              -      142,920
Conversion of debt to additional
  paid-in capital (Note 7)                         -         -       1,000,000          -             -              -    1,000,000
Comprehensive income/(loss):
  Net loss                                         -         -               -          -    (6,098,529)    (6,098,529)  (6,098,529)
  Foreign currency translation
   adjustment                                      -         -               -   (430,117)            -       (430,117)    (430,117)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                 2,209,176    22,092       1,365,317   (418,980)   (5,993,271) $  (6,528,646)  (5,024,842)
                                                                                                         ==============
Issuance of common stock from
  exercise of stock options                   87,050       870             871          -             -              -        1,741
Comprehensive income/(loss):
  Net loss                                         -         -               -          -    (4,707,621)   (4,707,621)   (4,707,621)
  Foreign currency translation
   adjustment, includes $381,429
   transfer of loss on foreign
   exchange from writedown of
   investment in foreign subsidiary                -         -               -    407,827             -        407,827      407,827
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998                 2,296,226  $ 22,962    $  1,366,188  $ (11,153) $(10,700,892) $ (4,299,794)  $(9,322,895)
                                                                                                         =============
------------------------------------------------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                            Kaire International, Inc.

                      Consolidated Statements of Cash Flows


Increase (Decrease) in Cash and Cash Equivalents

Years Ended December 31,                                                                  1998                1997
-------------------------------------------------------------------------------------------------------------------
Operating activities:
Net loss                                                                      $     (4,707,621)    $    (6,098,529)
Adjustments to reconcile net loss
  to net cash used in operating activities:
    Depreciation and amortization                                                      873,003             876,836
    Minority interest                                                                  (63,973)           (133,590)
    Loss on disposal of fixed assets                                                         -              17,217
    Common stock issued for services                                                         -              17,500
    Deferred income taxes                                                                    -                   -
    Provision for doubtful accounts                                                    148,119             259,369
    Write off of inventories                                                           276,871                   -
    Loss on foreign exchange                                                           562,128                   -
Changes in operating assets and liabilities:
  Accounts receivable                                                                 (102,117)           (435,517)
  Inventories                                                                          371,272             293,087
  Prepaid expenses and other                                                           386,288            (315,748)
  Refundable income taxes                                                                    -           1,025,000
  Accounts payable                                                                     412,982           1,218,959
  Accounts payable, related party                                                      (26,255)             26,254
  Accrued liabilities and other                                                        432,693            (184,223)
-------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                               (1,436,610)         (3,433,385)
-------------------------------------------------------------------------------------------------------------------

Investing activities:
  Restricted cash                                                                     (125,000)                  -
  Deposits and other                                                                   283,094            (289,238)
  Purchases of intangibles                                                                   -             (20,106)
  Purchases of property and equipment                                                  (74,891)           (274,679)
  Advances - other                                                                           -             226,855
  Proceeds from sale of investment                                                           -             250,000
-------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                                     83,203            (107,168)
-------------------------------------------------------------------------------------------------------------------

                                       F-7



                            Kaire International, Inc.

                      Consolidated Statements of Cash Flows
                                   (Continued)



Increase (Decrease) in Cash and Cash Equivalents

Years Ended December 31,                                                                  1998                1997
-------------------------------------------------------------------------------------------------------------------

Financing activities:
  Checks written in excess of deposits                                                (287,715)            (53,155)
  Payments on note payable to bank                                                     (60,000)            (10,000)
  Proceeds from notes payable                                                          150,000           4,217,463
  Payments on notes payable                                                                  -          (1,017,463)
  Proceeds from notes payable - related party                                        1,760,470           1,165,531
  Payments on notes payable - related party                                           (382,890)           (561,192)
  Payments on capital lease obligations                                               (103,040)           (241,610)
  Issuance of common stock                                                               1,741             171,457
  Offering costs paid                                                                        -             (29,580)
  Payments for debt issue costs                                                              -            (300,794)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                            1,078,566           3,340,657
-------------------------------------------------------------------------------------------------------------------

Effect of foreign exchange rates changes on cash                                       186,811             (78,708)
-------------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                              (88,030)           (278,604)

Cash and cash equivalents, beginning of year                                           460,663             739,267
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                        $        372,633     $       460,663
-------------------------------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                            Kaire International, Inc.

                         Summary of Accounting Policies



Organization and Business

Kaire International, Inc. (the "Company"), was incorporated in Nevada in October 1992. The Company is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago, and the United Kingdom.

On March 18, 1997, the Company merged into a newly formed Delaware corporation of the same name with the Nevada corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interest with no change in the historical financial statements of the Company. The newly formed corporation had no operations prior to the merger.

The Company expanded its markets in 1995 by entering New Zealand and Australia with its health and personal care products. Kaire New Zealand Ltd. ("Kaire New Zealand") and Kaire Australia Pty. Ltd. ("Kaire Australia") were incorporated in August 1995 and began operations on November 1, 1995. The Company acquired a 51% interest in these two subsidiaries on the date of incorporation.

During 1997,  the Company  expanded  its markets into South Korea,  Trinidad and
Tobago, and the United Kingdom. Kaire Korea, Ltd. ("Kaire Korea") was incorporated on March 19, 1997 in South Korea as a wholly owned subsidiary of the Company through November 15, 1997. On November 15, 1997, the Company sold 15% of Kaire Korea, in consideration of $143,375 of interest expense due on a note payable. Operations and sales began during July 1997. During October 1998, the Company began trying to sell its South Korean subsidiary, and as of December 31, 1998, the Company wrote off all of its assets in its South Korean subsidiary as the Company does not anticipate recovering its investment. The Company recorded a $884,600 writedown of its assets in its South Korean subsidiary, which included a writedown of $132,863 in property and equipment and $210,736 in inventories. Kaire Europe Limited ("Kaire Europe") was incorporated as a wholly owned subsidiary, of the Company on July 24, 1997 in the United Kingdom,
commencing sales during November 1997. Kaire Trinidad Limited ("Kaire Trinidad"), a wholly owned subsidiary of the Company, was incorporated on May 21, 1997 in the Republic of Trinidad and Tobago and began operations during June 1997.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its majority owned subsidiaries Kaire New Zealand, Kaire Australia and Kaire Korea, and its wholly owned subsidiaries Kaire Europe, and Kaire Trinidad. All significant intercompany accounts and transactions have been eliminated in consolidation.

Concentration of Risk

The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation
(FDIC) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

The Company sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, Trinidad and Tobago, and the United Kingdom. Credit is extended for returned checks and or until credit card purchases have cleared the bank.

Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risks, in the normal course of business.

Cash and Checks Written in Excess of Deposits

The cash balance on the accompanying balance sheet represents cash from the Company's subsidiaries which are not overdrawn. The checks in excess of deposits represents bank overdrafts on the parent company's financial statements. The cash held in the Company's subsidiary accounts is not available to cover the Company's bank overdrafts.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Restrictive Cash

The Company has a restricted cash account with a credit card processing company. The primary purpose of this account is to provide a reserve for potential uncollectible amounts and chargebacks by the Company's credit card customers. The credit card processing company may periodically increase the restricted cash account. However, the Company's restricted cash account will not go below $125,000. Subsequent to December 31, 1998, the credit card processing company increased the restricted cash account to $200,000.

Inventories

Inventories consist mainly of health and personal care products and are stated at lower of cost (first-in, first-out) or market.

Property, Equipment, Depreciation and Amortization

Property and equipment are stated at cost. Depreciation and amortization are computed, using primarily the straight-line method, over the estimated useful lives of the assets which range from three to seven years. Maintenance and repair costs are expensed as incurred.

Long-Lived Assets

Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

Debt Issue Costs

Debt issue costs are being amortized using the straight-line method over the term of the notes payable.

Revenue Recognition

The Company sells its products directly to independent distributors. Sales are recorded when products are shipped.

Under the Kaire Direct program the Company provides a 100% refund (less shipping and handling), to all end users, for any unopened product that is returned within 30 days from the date of purchase in resalable condition. The Company provides a 100% product exchange for any product that does not meet customer satisfaction if returned within 30 days under the Kaire Direct program. An Associate is allowed 90 days from order date for exchange or refund only if product bottles (empty, partial or full) are returned. Statement of Financial Accounting Standards No. 48 "Revenue Recognition When Right of Return Exists" requires the Company to accrue losses that may be expected from sales returns. The Company recorded sales returns of $458,337 and $869,305 for the years ended December 31, 1998 and 1997. The Company monitors its historical sales returns and will accrue a liability for sales returns when and if sales returns become significant.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Accounts Receivable, Accounts Payable and Accrued Liabilities

Fair values of accounts receivables, accounts payable, and accrued liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

Notes Payable to Related Parties

Due to its related party nature and terms of the notes payables to related parties, the Company cannot estimate the fair market value of such financial instruments.

Notes Payable

Substantially all of these notes bear interest at fixed rates of interest based upon the terms of the Agreements. The fair value of these notes are not materially different than their reported carrying amounts at December 31, 1998 and 1997.

Foreign Currency Translations

Assets and liabilities of subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses of subsidiaries are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity. Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transactions occurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Stock Options

The Company applies Accounting Pronouncements Bulletin Opinion 25, "Accounting for Stock Issued to Employee", ("APB 25") and related interpretations in accounting for all stock option plans. Under APB 25, no compensation cost has been recognized for stock options granted as the option price equals or exceeds the market price of the underlying common stock on the date of grant.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option- pricing model.

Comprehensive Income

During 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The implementation of SFAS No. 130 required comparative information for earlier years to be presented. The Company has elected to report comprehensive income on the consolidated statements of operations and the consolidated statements of stockholders' deficit. Comprehensive income is comprised of net loss and all changes to the consolidated statements of stockholders' deficit, except those due to investments by stockholders, changes in paid in capital and distributions to stockholders.

Segment Reporting

During 1998, the Company implemented Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. The adoption of SFAS No. 131 did not have a material impact on the Company's consolidated financial statements.

                           Kaire International, Inc.

                   Notes to Consolidated Financial Statements

1.    Going Concern

The Company incurred significant losses during the years ended December 31, 1998 and 1997 and, at December 31, 1998, has a negative working capital of $9,862,931 and a capital deficit of $9,322,895. Additionally, the Company has not made its payroll tax and sales tax deposits on a timely basis. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Subsequent to December 31, 1999 (see Note 14), the Company sold substantially all of its assets and certain liabilities to Natural Health Trends Corporation ("NHTC") and NHTC Acquisition Corp. As part of the purchase price, commencing December 31, 1999 and each year for a period of five years thereafter, NHTC will pay certain amounts to the Company based upon NHTC Acquisition Corp.'s net income and sales levels. The Company believes that this amount will be sufficient to pay its existing, outstanding indebtedness. There are no assurances that the Company will receive the payments from NHTC or that the payments will be sufficient to pay its existing indebtedness. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.    Related Party Transactions

Accounts Payable, Officers and Directors

As of December 31, 1997, the Company owed $26,255 in accounts payable to officers and directors. The amounts were paid during 1998.

Notes Payable, Related Parties

During 1997, three officers of the Company advanced funds to the Company for working capital requirements. The Company recorded these advances as current liabilities. On November 28, 1997, the Company issued 10% promissory notes payable to the officers. The notes are uncollateralized and due on demand. As of December 31, 1998 and 1997, the Company owed $258,337 and $262,037 to the officers.

During 1997 and 1998, two individual directors advanced funds to the Company for working capital requirements. The advances are evidenced by note agreements. The notes bear interest at 10%, are uncollateralized, and due upon demand. As of December 31, 1998 and 1997, the Company owed $242,410 under these notes to the directors. In addition, during 1997, the two directors advanced an additional $113,000 to the Company which was repaid by the Company during 1997.

In December 1997, the directors and officers entered into an agreement with the Company to which they agreed that the Company not make repayments on the notes issued to them until after the end of the first calendar quarter in which the Company has achieved positive cash flow. The agreement requires payments only after calendar quarters during which the Company has received positive cash flow and that the Company is only required to pay the officers and directors on a pro rata basis as to their indebtedness in an aggregate amount equal to 50% of the positive net cash flow for each such quarter.

During 1998, the Company borrowed $443,000 from directors of the Company for notes payable. The notes bear interest at 10%. The notes are collaterized by all the assets of the Company and are due on demand. As of December 31, 1998, the Company owed $136,500 under these notes to the directors.

Kaire Korea, pursuant to a demand promissory note guaranteed by the Company and personally guaranteed by certain officers of the Company, borrowed $500,000 from a corporation during May 1997 pursuant to the terms of a note payable at an annual interest rate of 9.5%. The note was due in principal installments of:
$25,000 due August 31, 1997,  $125,000  due  September  30,  1997,  $175,000 due
October 31, 1997 and $175,000 due November 30, 1997. An option to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea's capital stock expiring May 2000 was granted to the lender. During 1997, Kaire Korea defaulted under the note agreement. On November 15, 1997, the Corporation exercised its option to acquire 15% of Kaire Korea from the Company in consideration of $143,375 in interest expense due by Kaire Korea under the note agreement. The Company renegotiated the terms of the original note agreement on January 1, 1998. The January 1, 1998 agreement modifies the repayment provisions of principal and interest, stipulating that the Company make monthly interest only payments until the note is paid in full. The note was due on September 15, 1998. The Company is currently in default on its note payable. The Company has classified this liability as a current liability. The Company also pledged its stock in Kaire Korea as collateral on this note. As of December 31, 1998 and 1997, Kaire Korea owes $475,000 to its minority stockholder.

During November 1997, Interactive Medical Technologies, Ltd. ("IMT") loaned the Company $700,000. Pursuant to an Agreement and Plan of Reorganization, IMT agreed to convert its $700,000 of debt to equity in the Company (see Note 7).

During March and April 1998, Global Marketing, LLC, a stockholder of the Company, advanced a total of $1,000,000 to the Company for working capital requirements. On April 16, 1998, the Company entered into a $1,000,000 note payable with the stockholder. The note bears interest at 10% per annum, is uncollateralized and is payable upon demand.

During December 1998, the Company borrowed $250,000 from Natural Health Trends Corporation ("NHTC") (see Note 14). The note bears interest at 10% per annum, is collaterized by the Company's supplier agreement (see Note 9) and is payable on demand. The note is personally guaranteed by certain officers of the Company.

3.    Capital Lease Obligations

The Company has various capital lease obligations which are collateralized by equipment. Interest rates under the agreements range from 7.1% to 31.9%, with monthly principal and interest payments ranging from $51 to $11,349.

Future minimum lease payments and the present value of the minimum lease payments under the noncancelable capital lease obligations as of December 31, 1998 are as follows:

December 31,                                                              1998
--------------------------------------------------------------------------------

1999                                                                   $ 15,694
2000                                                                     15,347
--------------------------------------------------------------------------------
Total future minimum lease payments                                      31,041
Less amounts representing interest                                        3,289
--------------------------------------------------------------------------------
Present value of minimum lease payments                                  27,752

Less current maturities                                                  19,606
--------------------------------------------------------------------------------

Total long-term obligations                                             $ 8,146
--------------------------------------------------------------------------------


At December 31, 1998 and 1997, property and equipment includes equipment under capital lease obligations with a total cost of $757,689 and accumulated amortization of $560,794 and $489,056.

4.    Note Payable to Bank

The term loan bears interest at 10.5% per annum and is collateralized by inventories, accounts receivable, certain other assets, and the personal guarantees of certain officers and directors of the Company. The term loan is payable in monthly principal payments of $5,000 plus accrued interest and is due January 1999. As of December 31, 1998 and 1997, the balance was $180,000 and $240,000. As of December 31, 1998 and 1997, the term loan is classified as a current liability. In accordance with the Asset Purchase Agreement, NHTC assumed the term loan subsequent to year end (see Note 14).

5.    Notes Payable
Notes payable consists of the following:

December 31,                               1998                 1997
--------------------------------------------------------------------------------


Note payable to a corporation (1)      $   200,000        $    200,000
Notes payable to individuals (2)         1,725,000           1,587,166
Note payable to a corporation (3)          150,000                   -
--------------------------------------------------------------------------------


Total notes payable                    $ 2,075,000        $  1,787,166
--------------------------------------------------------------------------------


(1) During January 1997, the Company borrowed $200,000 from a corporation for a note payable at an interest rate of 10% per month, with interest payments due monthly. The note is guaranteed by certain officers and directors and is due upon demand. The Company renegotiated the terms of the original agreement on August 25, 1997, as the Company had not met the interest payment requirements of the agreement. The August 25, 1997 agreement modifies the repayment provisions of principal and interest, stipulating that the Company repay all interest and principal due under the original agreement by December 31, 1997. Also, the interest rate was reduced from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. On January 15, 1998, the note was amended and changed to a demand note as the Company was unable to repay the note by December 31, 1997 as stated in the August 25, 1997 amendment. The Company is required to make monthly interest only payments of $4,000 per month. In connection with the original terms of this borrowing, the lender was issued warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. As of December 31, 1998, the warrants had not been exercised. On October 1, 1998, the lender was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see Note 7). Subsequent to December 31, 1998, the note was paid in full (see Note 14).

(2)   During  1997, the   Company  borrowed $1,725,000  pursuant to a  private
      placement offering consisting of the issuance of promissory notes and common stock of the Company. In connection with this private placement offering, the Company incurred $348,230 in debt issue costs. The debt issue costs are being amortized using the straight line method over the term of the promissory notes. The promissory notes are due the earlier of eighteen months from the date of issue, the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and/or directors. The promissory notes bear interest at 10% per annum. In connection with the private placement offering, debt holders were issued 172,500 shares of the Company's common stock. Original issue discount of $172,500 was recorded a part of the private offering financing and is being charged to interest over the life of the promissory notes under the effective interest method. The shares issued were valued based upon their estimated fair market value at date of issuance. As of December 31, 1998 and 1997, the notes payable are disclosed net of unamortized original issue discount of $0 and $137,834. Subsequent to December 31, 1998, the notes were paid in full (see Note 14).

(3) During January 1998, the Company borrowed $150,000 from a corporation for a note payable at an annual interest rate of 24%. Interest and principal are due on demand. The note is uncollateralized and is personally guaranteed by certain officers and directors of the Company. Subsequent to December 31, 1998, the note was paid in full (see Note 14).

All warrants issued in connection with the above financing transactions have been valued using the Black-Scholes Model and are considered to be nominal in value.


6.    Payroll Tax and Sales Tax Liabilities

During 1998 and 1997, the Company has not made its payroll tax deposits with the Internal Revenue Service ("IRS") and the various state taxing authorities on a timely basis. The Company has filed all required payroll tax returns and is currently negotiating a payment plan with the IRS. As of December 31, 1998 and 1997, the Company owes approximately $312,800 and $51,096 of delinquent payroll tax liabilities including interest and penalties. The Company's failure to pay its delinquent payroll tax liabilities could result in tax liens being filed by various taxing authorities.

During 1998 and 1997, the Company did not make its sales tax deposits with the various sales tax authorities on a timely basis. The Company has filed all required sales tax returns. As of December 31, 1998 and 1997, the Company owed approximately $603,995 and $268,299 in current and delinquent sales taxes. The Company's failure to pay its delinquent sales taxes could result in tax liens being filed by various taxing authorities.

7.    Stockholders' Equity

Stock Split and Authorization of Shares

On October 1, 1998, the Board of Directors authorized a 1 for 2 reverse stock split for shareholders of record on October 1, 1998. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this reverse stock split. As a result of the 1 for 2 reverse stock split, certain warrant holders received an additional 712,500 warrants to purchase common stock of the Company at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. These warrants granted on October 1, 1998 were considered nominal value.

On February 1, 1997, the Board of Directors authorized a stock split, effected in the form of a dividend of 2,800 shares of common stock for each common share held by shareholders of record on February 1, 1997. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this stock dividend.

During March 1997, the Board of Directors adopted certain resolutions which were approved by the Company's stockholders to increase the number of authorized shares of common stock from 1,000,000 to 25,000,000 shares. The stockholders also approved the authorization of the issuance of a new class of 5,000,000 shares of preferred stock. The preferred stock of the Company can be issued in series. With respect to each series issued, the Board of Directors of the Company will determine, among other things, the number of shares in the series, voting rights and terms, dividend rates and terms, liquidation preferences and redemption and conversion privileges. No preferred stock has been issued as of December 31, 1998.

Issuance of Common Stock

On March 20, 1997, the Company sold 250,000 shares of common stock pursuant to a private placement offering for $171,457, net of $78,543 in offering costs, and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $6.60 per share. On October 1, 1998, the investors were issued additional warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $6.60 per share as a result of the reverse stock split. The warrants are exercisable for a period of four years commencing two years from the date the Securities and Exchange Commission declares the Company's registration statement effective. The effective date is the first date the Company may offer the sale of its common stock in an initial public offering. The Company may redeem the warrants commencing one year from the effective date at a redemption price of $.05 per warrant if: (1) the closing bid price of the common stock for twenty (20) consecutive trading days exceeds $10.00, (2) the redemption occurs during the first two years following the effective date and the Company receives the prior written consent of the underwriter for such redemption, and (3) the warrants are exercisable. The warrants issued in connection with this transaction are considered nominal in value. As discussed in Note 14, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. These warrants remained with the Company.

During 1997, the Company borrowed $700,000 from IMT. On December 9, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to convert its $700,000 of debt previously borrowed by the Company to equity in the Company, and invest an additional $300,000 in equity in the Company at closing. The Agreement for reorganization of the Company contemplated an exchange between the shareholders of Kaire International, Inc. for IMT shares whereby IMT issued, in total, shares equal to forty-five percent (45%) of its common stock outstanding (as defined in the agreement) immediately prior to the closing date of the Agreement in exchange for not less than 80% of the issued and outstanding common stock of the Company. During March 1998, IMT exchanged 57% of the common stock of the Company to Global Marketing, LLC. IMT's controlling interest in the Company was deemed temporary and as such did not result in any adjustment to the Company's consolidated financial statements as of date of the Agreement.

Stock Options and Warrants

During 1997, the Company adopted a stock option plan. No options have been granted under this Plan as of December 31, 1998. The Company has reserved 500,000 shares of its common stock for future grants under this Plan.

SFAS No. 123 requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. No stock awards were issued to employees during the years ended 1998 and 1997. For stock awards issued to non-employees, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997. The options and warrants granted during 1997 to non-employees were considered nominal in value. No stock awards were issued to non-employees during the year ended 1998.

                                                                    1997
--------------------------------------------------------------------------------
Dividend yield                                                             0%
Expected volatility                                                        0%
Risk-free interest rates                                        5.85% to 6.6%
Expected lives in years                                         3 to 6 years
--------------------------------------------------------------------------------

A summary of the status of the Company's stock option and warrant plan as of December 31, 1998 and 1997 is presented below. As discussed in Note 14, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. The Company's stock options and warrants remained with the Company.

                            Options                  Warrants
--------------------------------------------------------------------------------
                                  Weighted                  Weighted
                                  Average                   Average
                                  Exercise                  Exercise
                       Shares      Price        Shares        Price
--------------------------------------------------------------------------------
Outstanding,
 January 1, 1997          -     $      -         14,700   $    0.02
  Granted             65,000        0.02        719,850        6.53
--------------------------------------------------------------------------------
Outstanding,
 December 31, 1997    65,000        0.02        734,550        6.40
  Granted                  -           -              -           -
  Exercised          (65,000)       0.02        (22,050)       0.02
--------------------------------------------------------------------------------
Outstanding,
 December 31, 1998         -     $     -        712,500   $    6.60
--------------------------------------------------------------------------------
Exercisable,
 December 31, 1997    65,000     $  0.02         22,050   $    0.02
--------------------------------------------------------------------------------
Exercisable,
 December 31, 1998          -    $     -              -   $       -
--------------------------------------------------------------------------------
                                   Options                      Warrant
--------------------------------------------------------------------------------
Weighted average fair value
 of options and warrants
 granted during 1997                $ 0.49                  $      None

Weighted average fair
 value of options and
 warrants granted
 during 1998                        $ None                  $      None
--------------------------------------------------------------------------------

The following table summarizes information about exercisable stock options and warrants at December 31, 1998:

                                   Outstanding                   Exercisable
                     ----------------------------------------  -----------------
                     Range of            Remaining   Average            Average
                     Exercise   Number   Contractual Exercise  Number   Exercise
December 31, 1998     Prices  Outstanding   Life      Price  Exercisable Price
--------------------------------------------------------------------------------
Warrants             $ 6.60     712,500             $ 6.60        -    $    -
--------------------------------------------------------------------------------

8. Income Taxes

Income taxes consist of the following:

Years Ended December 31,                           1998                1997
--------------------------------------------------------------------------------
Current benefit:
      Federal                               $         -         $     12,973
      Foreign                                         -                    -
      State                                           -                    -
--------------------------------------------------------------------------------
                                                      -               12,973
--------------------------------------------------------------------------------
Deferred benefit:
      Federal                                 1,188,000            1,440,000
      Foreign                                   175,000              205,000
      State                                      51,000               62,000
--------------------------------------------------------------------------------
                                              1,414,000            1,707,000
--------------------------------------------------------------------------------
                                              1,414,000            1,719,973
Change in valuation allowance                (1,414,000)          (1,707,000)
--------------------------------------------------------------------------------
Income tax benefit                          $         -         $     12,973
--------------------------------------------------------------------------------

At December 31, 1998, the Company had available net operating loss carryforwards as follows:
                                       Amount                   Expire
--------------------------------------------------------------------------------


Federal net operating loss
 carryforwards                       $ 8,004,000                      2018
State net operating loss
 carryforwards                         8,984,000              2010 to 2018
Foreign net operating loss
 carryforwards                           242,000              2003 to 2005
Foreign net operating loss
 carryforwards                           243,000                Indefinite
--------------------------------------------------------------------------------


The utilization of certain of the loss carryforwards are limited under Section 382 of the Internal Revenue Code of approximately $233,000 per year. The types of temporary differences between the tax basis of assets and liabilities that give rise to a significant portion of the net deferred tax liability and their approximate tax effects are as follows:

December 31,                                1998                    1997
--------------------------------------------------------------------------------


Net operating loss carryforwards         $ 3,036,000      $        1,436,000
Foreign operating loss
 carryforwards                               127,000                 205,000
Property and equipment                       (64,000)                (90,000)
Inventories                                   93,000                 216,000
Accounts receivable allowance                      -                  11,000
Contribution carryforwards                    13,000                  13,000
--------------------------------------------------------------------------------

Net deferred tax assets                    3,205,000               1,791,000

Less valuation allowance                  (3,205,000)             (1,791,000)
--------------------------------------------------------------------------------


Net deferred taxes                       $         -             $         -
--------------------------------------------------------------------------------

A valuation allowance equal to the net deferred tax assets has been recorded, as management of the Company has not been able to determine that it is more likely than not that the net deferred tax assets will be realized. A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:

Years Ended December 31,                       1998                 1997
--------------------------------------------------------------------------------

Federal income tax benefit computed
      at the federal statutory rate      $ (1,188,000)      $    (1,452,973)

State income tax benefit, net of
      federal benefit                         (51,000)              (62,000)

Foreign tax benefit at statutory
      rates                                  (175,000)             (205,000)

Increase in valuation allowance             1,414,000             1,707,000
--------------------------------------------------------------------------------


Income tax benefit                       $          -       $       (12,973)
--------------------------------------------------------------------------------

9.    Commitments and Contingencies

Operating Leases

The Company is obligated under operating leases for office space, office equipment and vehicles. Seven leases are on a month-to-month basis and seven require future minimum lease payments as follows:

Year Ended December 31,
--------------------------------------------------------------------------------


1999                                                                 $ 216,000
2000                                                                   110,000
2001                                                                    69,000
2002                                                                    69,000
2003                                                                    50,000
Thereafter                                                             298,000
--------------------------------------------------------------------------------


Total                                                                $ 812,000
--------------------------------------------------------------------------------

Lease expense for all operating leases was $744,000 and $605,000 for the years ended December 31, 1998 and 1997.

Commitment With Supplier

During August 1998, the Company entered into an agreement with a supplier where the supplier will be the exclusive manufacturer of the product for the Company. For a period of five years, the Company must purchase no less than $22,500 per month for the first three months, no less than $45,000 per month for months four through six, and no less than $73,750 per month thereafter.

Consulting Agreement

On February 4, 1997, the Company entered into a consulting agreement with Magic Consulting Group, Inc. ("Consultant"). Consultant is to receive the following compensation for services: (i) an option to purchase 50,000 shares of common stock of the Company for $.02 per share; (ii) 50,000 warrants to purchase an aggregate of 50,000 shares of common stock of the Company at $6.60 per share and; (iii) $2,500 per month for a period of 60 months. As of December 31, 1998, no warrants were exercised. On October 1, 1998, Consultant was issued additional warrants to purchase 50,000 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see Note 7). During October 1998, Consultant exercised its $.02 per share option to purchase 50,000 shares of common stock of the Company.

401(k) Profit Sharing Plan

On January 1, 1996, the Company established a 401(k) profit sharing retirement plan. The plan requires one year of service and attainment of age 21 to become eligible. Employer contributions vest over a five year period. The Company's contributions to the plan for the years ended December 31, 1998 and 1997 were approximately $0 and $53,000. As discussed in Note 14, the Company finalized the Asset Purchase Agreement with NHTC during February 1999. The Company anticipates that the plan will be transferred into NHTC's 401(k) profit sharing retirement plan.

Legal Proceedings

As part of its ordinary course of business, the Company is involved in certain litigious activities from time to time. No litigation exists at December 31, 1998 or to the date of this report that management or legal counsel believe will have a material impact on the financial position or operations of the Company.

The Company is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. The Company was initially contacted in January 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. The Company has completed all obligations and requests pertaining to this matter.

The Company has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. The Company voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. The Company is currently responding with clarifications to previous inquiries.

10.   Major Suppliers

During the years ended December 31, 1998 and 1997, the Company purchased amounts of its products from a limited number of vendors, including significant amounts from MW International of 44% and 48%. The Company currently buys all of its Pycnogenol, an important component of its products, from one supplier. Although there are a limited number of manufacturers of this component, management believes that other suppliers could provide similar components on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.


11.  Foreign Sales

The Company sells its product in the United States and internationally. Net sales and long-lived assets by country are as follows:

                                           United         New
Year Ended December 31, 1998               States       Zealand     Korea      Other     Eliminations Consolidated
-------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers          $19,605,047  $3,586,561 $1,825,382  $1,158,720  $         -  $26,175,710
Transfers between geographic areas         1,660,926           -          -           -   (1,660,926)           -
-------------------------------------------------------------------------------------------------------------------

Net sales                                $21,265,973  $3,586,561 $1,825,382  $1,158,720  $(1,660,926) $26,175,710
-------------------------------------------------------------------------------------------------------------------

Long-lived assets at December 31, 1998   $   546,122  $   18,122 $        -  $   83,100  $         -  $   647,344
-------------------------------------------------------------------------------------------------------------------

                                           United         New
Year Ended December 31, 1997               States       Zealand     Korea      Other     Eliminations Consolidated
-------------------------------------------------------------------------------------------------------------------

Sales to unaffiliated customers          $29,278,545  $4,527,170 $  808,117  $1,067,680  $         -  $35,681,512
Transfers between geographic areas         2,211,101           -          -           -   (2,211,101)           -
-------------------------------------------------------------------------------------------------------------------

Net sales                                $31,489,646  $4,527,170 $  808,117  $1,067,680  $(2,211,101) $35,681,512
-------------------------------------------------------------------------------------------------------------------

Long-lived assets at December 31, 1997   $  852,593   $   32,889 $  233,468  $   85,118  $         -  $ 1,204,068
-------------------------------------------------------------------------------------------------------------------

                                      F-22

12.   Supplemental Data to Statements of Cash Flows

Years Ended December 31,                          1998                1997
--------------------------------------------------------------------------------
Cash paid during the period for:
  Interest                                     $ 169,257           $   278,139

Non-cash investing and financing transactions:

Note payable converted to capital              $       -           $ 1,000,000
Note receivable - related party
 offset to notes payable -
 related parties                               $       -           $    94,670
Issuance of common stock in
 connection with long-term debt                $       -           $   172,500
Increase in minority interest from sale
 of 15% interest in subsidiary                 $       -           $   143,375
Common stock issued for debt
 issue costs                                   $       -           $    47,436
Common stock issued for services               $       -           $    17,500
--------------------------------------------------------------------------------


13.   Year 2000 Issues (Unaudited)

The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the latter two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company's management has assessed the "Year 2000" compliance expense to be approximately $250,000. The "Year 2000" problem may impact other entities with which the Company transacts business, and the Company cannot predict the effect of the "Year 2000" problem on such entities or the resulting effect on the Company. The Company has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and has no plans to do so. There can be no assurance that such problem can be resolved by the Company in a timely or cost effective fashion, or at all, or that any difficulty or inability in resolving such problem will not have a material adverse effect upon the Company.

14.   Subsequent Events

Asset Purchase Agreement With Natural Health Trends Corporation and NHTC Acquisition Corp.

On November 24, 1998, the Company entered into an Asset Purchase Agreement with Natural Health Trends Corporation (NHTC), a publicly traded company, and NHTC Acquisition Corporation, where NHTC, in exchange for the Company assets and assumption of certain liabilities, issued to the Company $2,800,000 of its Series F Preferred stock, to two creditors of the Company $350,000 of its Series G Preferred stock and to the Company warrants to purchase 200,000 shares of common stock. Furthermore, based upon NHTC Acquisition Corporation's net income and sales levels, NHTC has agreed to pay certain amounts to the Company each year for a period of five years, commencing with the year ended December 31, 1999. This transaction was approved by the stockholders of NHTC and closed on February 19, 1999.

In connection with the Asset Purchase Agreement, the Company transferred $2,000,000 of its Series F Preferred stock in NHTC in payment in full on its $1,725,000 notes payable due to individuals including accrued interest (see Note
5). In addition, the Company's corporate noteholders received $350,000 of NHTC's Series G Preferred stock in payment on their $350,000 notes payable (see Note
5).

              NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC.
                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


         The accompanying unaudited pro forma condensed financial statements have been prepared to show the effects of the February 19, 1999 acquisition of Kaire International, Inc. ("Kaire") by Natural Health Trends Corp. (the "Company") for preferred stock with a face amount of $2,800,000 issued to the sellers, and additional preferred stock with a face amount of $350,000 issued for settlement with certain creditors. The acquisition is accounted for as a purchase business combination.

         The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 reflect the combined results of the Company and Kaire as if the acquisition had occurred on January 1, 1998. Adjustments include amortization of goodwill, dividends on the preferred stock issued in the acquisition and eimination of intercompany transactions.

         The accompanying unaudited pro forma balance sheet does not necessarily reflect the actual financial position of the Company that would have resulted had the acquisition of Kaire been consummated on December 31, 1998. The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together as of January 1, 1998, nor may they be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto.

              NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC.

             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET




                                                              Natural Health         Kaire
                                                               Trends, Corp.   International, Inc.      Pro Forma
                                                               December 31,       December 31,        Adjustments
                                                                   1998               1998               DR(CR)           Total
                                                           ---------------   ----------------    ----------------    --------------
                                     ASSETS
CURRENT ASSETS:
  Cash                                                  $         294,220 $          372,633  $                -  $         666,853
  Restricted cash                                                       -            125,000                   -            125,000
  Accounts receivable, net                                         19,331            262,944                   -            282,275
  Inventory                                                       314,367          1,061,144                   -          1,375,511
  Prepaid expenses and other current assets                       751,495             61,281     (2)    (250,000)           562,776
                                                          ---------------   ----------------    ----------------    ---------------
      TOTAL CURRENT ASSETS                                      1,379,413          1,883,002            (250,000)         3,012,415

PROPERTY AND EQUIPMENT, net                                        78,436            538,151                   -            616,587

PATENTS AND CUSTOMER LISTS                                      4,415,049                  -     (1)   4,002,204          8,417,253

GOODWILL                                                          829,468                  -                   -            829,468

DEPOSITS AND OTHER ASSETS                                         150,350            139,397                   -            289,747
                                                          ---------------   ----------------    ----------------    ---------------
                                                        $       6,852,716 $        2,560,550  $        3,752,204  $      13,165,470
                                                          ===============   ================    ================    ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Cash overdraft                                        $               - $        1,035,195  $                -  $       1,035,195
  Accounts payable and accrued expenses                         1,824,879          5,331,361     (1)   4,093,554          3,062,686
  Accrued expenses for discontinued operations                    314,593                  -                   -            314,593
  Accrued consulting contract                                     405,385                  -                   -            405,385
  Notes payable                                                         -          2,255,000     (1)   2,075,000            180,000
  Notes payable -  related parties                                      -          2,362,247 (1),(2)   2,362,247                  -
  Current portion of long-term debt, net of discount              314,684                  -                   -            314,684
  Other current liabilities                                        38,481            770,276     (1)     742,524             66,233
                                                          ---------------   ----------------    ----------------    ---------------
      TOTAL CURRENT LIABILITIES                                 2,898,022         11,754,079           9,273,325          5,378,776

MINORITY INTEREST                                                       -            129,366     (1)     129,366                  -

COMMON STOCK SUBJECT TO PUT                                       380,000                  -                   -            380,000

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 1,500,000 shares
      authorized, 1,650 shares issued and outstanding
      (actual) and  (pro forma)                                 1,439,500                  -     (1)  (3,150,000)         4,589,500
  Common stock, $.001 par value, 50,000,000 shares
      authorized, 6,230,663 shares issued and
      outstanding (actual) and (pro forma)                          6,231             22,962     (1)      22,962              6,231
  Additional paid-in capital                                   16,878,747          1,366,188     (1)     684,188         17,560,747
  Cumulative translation adjustment                                     -            (11,153)    (1)     (11,153)                 -
  Retained earnings (deficit)                                 (14,369,784)       (10,700,892)    (1) (10,700,892)       (14,369,784)
  Common stock subject to put                                    (380,000)                 -                   -           (380,000)
                                                          ---------------   ----------------    ----------------    ---------------
      TOTAL STOCKHOLDERS' EQUITY                                3,574,694         (9,322,895)        (13,154,895)         7,406,694
                                                          ---------------   ----------------    ----------------    ---------------
                                                        $       6,852,716 $        2,560,550  $       (3,752,204) $      13,165,470
                                                          ===============   ================    ================    ===============

                   See notes to proforma financial statements.

             NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS




                                                       Natural Health            Kaire
                                                        Trends, Corp.        International, Inc.
                                                         Year Ended            Year Ended         Pro Forma
                                                         December 31,          December 31,      Adjustments
                                                             1998                 1998             DR (CR)              Total
                                                     ------------------   ------------------   ---------------   ------------------
REVENUES                                            $         1,191,120  $        26,175,710                    $        27,366,830

COST OF GOODS SOLD                                              454,370            6,250,433                              6,704,803
                                                     ------------------   ------------------                     ------------------

GROSS PROFIT                                                    736,750           19,925,277                             20,662,027

DISTRIBUTOR COMMISSIONS                                               0           13,537,777                             13,537,777

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  3,277,047            9,291,933  (1)      267,000           12,835,980
                                                     ------------------   ------------------                     ------------------

OPERATING  LOSS                                              (2,540,297)          (2,904,433)                            (5,711,730)

INTEREST INCOME (EXPENSE), NET                                 (199,757)            (939,930)                            (1,139,687)

MINORITY INTEREST IN LOSS OF SUBSIDIARIES                             0               63,973                                 63,973

OTHER INCOME (EXPENSE), NET                                           0             (358,807)                              (358,807)

LOSS ON FOREIGN EXCHANGE                                              0             (568,424)                              (568,424)

PROVISION FOR TAXES                                                   0                    0                                      0
                                                     ------------------   ------------------                       -----------------

LOSS FROM CONTINUING OPERATIONS                              (2,740,054)          (4,707,621)                            (7,714,675)

PREFERRED STOCK DIVIDENDS                                             0                    0   (2)       189,000           (189,000)
                                                     ------------------   ------------------                       -----------------

LOSS TO COMMON SHAREHOLDERS                         $        (2,740,054) $        (4,707,621)                            (7,903,675)
                                                     ==================   ==================                       =================

NET LOSS PER SHARE - BASIC                          $             (0.80)                                          $           (2.30)
                                                     ==================                                            =================

WEIGHTED AVERAGE SHARES                                       3,440,788                                                   3,440,788
                                                     ==================                                            =================



                                      F-27
                  See notes to pro forma financial statements.

              NATURAL HEALTH TRENDS CORP./KAIRE INTERNATIONAL, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

A. The following unaudited pro-forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at December 31, 1998:

     (1) To record the acquisition of certain assets and the assumption of certain liabilities of Kaire for $2,800,000 face amount of the Company's Series F convertible preferred stock, with the acquisition accounted for as a purchase business combination. Additionally, the Company issued $350,000 face amount of Series G preferred stock for settlement of certain Kaire liabilities. The preferred stock pays dividends at the rate of 6% per annum, and is convertible into common stock at 95% of the common stock's market value. In addition to the Series F Preferred Stock, the sellers received five year warrants to purchase 200,000 shares of common stock at an exercise price of 110% of the closing bid price of the common stock on the date before the closing. The Company has computed an aggregate $682,000 value on the warrants under the Black and Scholes Option Pricing Model. No value is attributed to the 5% discount off market upon the conversion of the preferred stock into common, since substantially all the common stock obtainable upon such conversion is subject to a two year lock-up and the 5% level of discount is considered reasonable in light of this restriction. Recorded goodwill totals $4,002,204. The computation is as follows:

Assets Acquired:
         Cash and restricted cash                                    $            497,633
         Accounts receivable                                                      262,944
         Inventories                                                            1,061,144
         Prepaid expenses and other assets                                        200,678
         Property and equipment                                                   538,151
                                                                        -----------------
                                                                                              $          2,560,550
Liabilities Assumed:
         Cash overdraft                                                         1,035,195
         Accounts payable and accrued expenses                                  1,237,807
         Notes payable and capital lease obligations                              457,752
                                                                        -----------------        -----------------
                                                                                                         2,730,754
                                                                                                 -----------------
Net book value                                                                                           (170,204)
Purchase price (including value of  Warrants)                                                            3,832,000
                                                                                                 -----------------
         Goodwill                                                                             $          4,002,204
                                                                                                 =================

     (2) To record the elimination of $250,000 intercompany receivable / payable between the Company and Kaire.

B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1998:

     (1) To amortize goodwill over 15 years.

     (2) To record preferred stock dividends.

                                      F-28